UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2009
HELIOS & MATHESON NORTH AMERICA INC.
(Exact name of registrant as specified in its charter)

New York	0-22945	13-3169913

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue South, New York, New York	10003

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 979-8228
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
On August 12, 2009, Helios & Matheson North America Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) regarding its non-compliance with The NASDAQ Capital Market CM’s continued listing standards. The Company received communication from NASDAQ that its stockholders’ equity of $2,475,060 as of June 30, 2009, falls short of the minimum stockholders’ equity of $2,500,000 as set forth in NASDAQ Listing Rule 5550(b)(1). Additionally, the Company currently does not meet the alternatives of market value of listed securities or net income from continuing operations. NASDAQ has informed the Company that its common stock will be subject to delisting from The NASDAQ Capital Market CM. Pursuant to the Listing Rules, NASDAQ has communicated to the Company that it has 15 calendar days from August 12, 2009 to submit a plan to regain compliance with The NASDAQ Capital Market CM’s listing standards if the Company intends to continue its NASDAQ listing, which plan may or may not be accepted by NASDAQ. The Company is currently evaluating various courses of action after which it will decide whether to submit a compliance plan. When the Company determines a course of action, the details will be set forth in a subsequent 8-K/A filing.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

EXHIBIT 99.1	Press Release, dated August 18, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS & MATHESON NORTH AMERICA INC.
By:	/s/ Salvatore M. Quadrino
Interim Chief Executive Officer
and Chief Financial Officer
Date: August 18, 2009

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press Release, dated August 18, 2009